Exhibit 10.1

SUBSCRIPTION AGREEMENT
FOR ACCREDITED INVESTORS

FALCONSTOR SOFTWARE, INC.

A DELAWARE CORPORATION

___________________________________________________

This is a Subscription for Units (as defined below)
to be issued by FalconStor Software, Inc. (the “Company”)

THE UNITS, INCLUDING THE SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND FINANCING WARRANTS COMPRISING SUCH UNITS AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OR EXERCISE OF SUCH SECURITIES, AS APPLICABLE (THE “UNIT COMPONENTS”), OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ANY SALE OF UNITS AND UNIT COMPONENTS IS MADE IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND QUALIFICATION AS PROVIDED IN THE SECURITIES ACT AND APPLICABLE STATE LAW. THE UNITS AND UNIT COMPONENTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE UNITS AND UNIT COMPONENTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE UNITS AND UNIT COMPONENTS ARE A SPECULATIVE SECURITY AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS NOT WILLING AND ABLE TO RISK THE COMPLETE LOSS OF THEIR INVESTED CAPITAL MUST NOT CONSIDER PURCHASING THE UNITS AND UNIT COMPONENTS.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement” or this “Subscription”) is made and entered into as of the day set forth on the signature page to this Agreement, by and among the undersigned (the “Subscriber”), FalconStor Software, Inc., a Delaware corporation (the “Company”), and HCP-FVA, LLC, a Delaware limited liability company (“HCP-FVA”) with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) Units for a per Unit offering price of $0.370163 (the “Per Unit Price”) and consisting of the following (each, a “Unit”):

i.	$0.10 in senior secured debt (for a total of $4,000,000 of senior secured debt assuming full subscription of the Offering (as defined herein))(the “Secured Debt”), secured by all of the assets of the Company and guaranteed by each of the Company’s domestic subsidiaries, having an interest rate of prime plus 0.75% and a maturity date of June 30, 2021;
ii.	warrants to purchase 12.233 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for a nominal exercise price (for a total of 489.32 million shares assuming full subscription of the Offering) (the “Financing Warrants”); and
iii.	0.0225 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a per Unit price of $0.271063 (subject to increase to take into account accretion of the Series A Preferred Stock after September 30, 2018), all such shares to be acquired directly from their current holder, HCP-FVA.

WHEREAS, the terms of the Secured Debt shall be governed by the terms of the Amended and Restated Term Loan Credit Agreement dated as of February 23, 2018, between the Company, HCP-FVA and certain other loan parties named therein (the “Amended and Restated Loan Agreement”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription for and Purchase of the Units.

1.1 Subject to the terms and conditions of this Agreement and the Company’s organizational documents, the Subscriber hereby irrevocably subscribes (the “Subscription”) for and agrees to purchase, at the Per Unit Price, the number of Units (the “Purchase”) set forth below the Subscriber’s name on the signature page hereto under the heading entitled “Number of Units Subscriber is Subscribing For Prior to Oversubscription”. As part of providing the Commitment (as such term is defined in the Amended and Restated Loan Agreement) at a time when there was substantial doubt about the ability of the Company to continue as a going concern, HCP-FVA was granted the right to purchase at least 25% of the Units (i.e. Ten Million (10,000,000) Units). Given that HCP-FVA previously exercised its right to purchase 25% of the Units, the pro rata portion of Units the Subscriber may subscribe for prior to any oversubscription rights shall be equal to the following:

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Number of Units to be Acquired by Record Holder Prior to Oversubscription	=	40,000,000	X	(	Shares owned by Record Holder as of November 17, 2017	X	.1951[1]	)	[2]
					53,345,006[3]		.2500[4]

For purposes of this Agreement, a “Record Holder” is defined as a current stockholder of the Company who has expressed an interest in participating in the Company’s private placement of Units (the “Offering”) and who (i) was a stockholder of record of shares of Common Stock of the Company as of November 17, 2017 (the “Record Date”) and (ii) is an accredited investor (as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

1.2 If any Record Holder elects not to purchase its full pro rata portion of Units and one or more Record Holders elects to purchase more than its pro rata portion of the Units available for purchase (the “Fully Participating Record Holders”), then any remaining Units available for purchase shall be allocated among such Fully Participating Record Holders (including HCP-FVA) as described below, which includes such limitations as are necessary to preserve the Company’s net operating losses (an “Oversubscription”). For the avoidance of doubt, HCP-FVA is a Fully Participating Record Holder as a result of its pre-funding of the purchase of 30,000,000 Units. To ensure that the Offering will not jeopardize the utilization of the Company’s net operating loss, the Company has imposed a limitation (the “NOL Limitation”) that a maximum of 38% of the Series A Preferred Stock (and hence a maximum of 38% of the Units) may be purchased in the aggregate by the Record Holders, other than HCP-FVA and its affiliates. Subject to the NOL Limitation, the amount of Units that the Subscriber can purchase as a Fully Participating Record Holder in the Oversubscription will be based on the formula below.

Number of Units that can be acquired by Subscriber in the Oversubscription	=	The Percentage of Units Purchased Prior to the Oversubscription that are Acquired by the Record Holder	X	(40,000,000	−	The number of Units acquired by all Record Holders prior to the Oversubscription	)

1 Such number represents as of November 17, 2017, the percentage derived from dividing the number of shares of Common Stock plus Common Stock issuable upon conversion of Series A Preferred Stock held by HCP-FVA or its affiliated entities by 53,345,006.

2 Such parenthetical number constitutes the Record Holder’s Adjusted Pre-Offering Percentage.

3 Such number represents 44,563,490 shares of Common Stock outstanding on November 17, 2017 plus 8,781,516 shares of Common Stock issuable upon conversion of Series A Preferred Stock.

4 Such percentage represents the minimum number of Units that HCP-FVA is entitled to purchase in the Offering.

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To the extent the Subscriber wishes to purchase more than its pro rata portion of the Units available for purchase, the Subscriber must indicate that it wishes to purchase its allocated oversubscription of Units (“Oversubscription Units”) on the signature page to this Agreement. For clarity, such confirmation on the signature page to this Agreement with respect to the Oversubscription Units shall be deemed an irrevocable Subscription for the full pro rata amount of Oversubscription Units allocated to the Subscriber. The Company and HCP-FVA will indicate the number of Oversubscription Units allocated to the Subscriber based on the foregoing formula (and subject to the NOL Limitation) when the Company delivers its acknowledgement of acceptance, in whole or in part, of the Subscriber’s Subscription for Units (including any Oversubscription Units) thereafter. To the extent that oversubscriptions from Fully Participating Record Holders (other than HCP-FVA and its affiliates) would result in the acquisition of more than 38% of the Units in the aggregate by Record Holders (other than HCP-FVA and its affiliates) (the “Non-HCP Record Holders”), then the number of Oversubscription Units available for purchase by the Subscriber determined as set forth above shall be reduced, on a pro rata basis among the Fully Participating Non-HCP Record Holders (based solely on the pre-Offering ownership of the Fully Participating Non-HCP Record Holders), so that the maximum number of Units purchased in the Offering by the Non-HCP Record Holders does not exceed the 38% limitation.

The Subscriber shall cause the aggregate offering price, equal to the sum of the product of (x) the number of Units being purchased by Subscriber (including any Oversubscription Units allocated to Subscriber) multiplied by (y) the Per Unit Price (the “Offering Price”), to be delivered to Computershare Trust Company N.A. (the “Agent”) following receipt of such acknowledgment from the Company and prior to the Closing (as defined below) in accordance with the terms hereof.

The Subscriber acknowledges that in the event Non-HCP Record Holders collectively purchase more than 25% of the Units (i.e. Ten Million (10,000,000) Units) in accordance with the procedures set forth herein (the Units purchased by Non-HCP Record Holders solely in excess of Ten Million (10,000,000) Units are referred to herein as, the “Excess Units”), then (i) that portion of the Excess Units consisting of Secured Debt shall either be purchased directly from HCP-FVA or the proceeds to the Company arising therefrom shall be used by the Company to repay that portion of the Secured Debt attributable to the Excess Units that were previously purchased by HCP-FVA (as determined by the mutual agreement of the Company and HCP-FVA) and (ii) the Financing Warrants issued to HCP-FVA that are attributable to the Secured Debt being purchased directly from HCP-FVA or repaid by the Company, in either case pursuant to clause (i) above, shall be cancelled. For clarity, all accrued but unpaid interest through the Closing Date with respect to the portion of the Excess Units consisting of Secured Debt purchased by the Subscriber is solely for the benefit of, and to be paid to, HCP-FVA.

1.3 The Company and HCP-FVA have the right to reject this Subscription in whole or in part for any reason.

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1.4 The Subscriber agrees that this Subscription is irrevocable and that the Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns. The Subscriber understands that the Company and HCP-FVA are relying on the accuracy and completeness of this Agreement in complying with their obligations under the securities laws.

1.5 If this Subscription is accepted by the Company and HCP-FVA, the Subscriber agrees to comply fully with the terms of this Agreement, the Amended and Restated Loan Agreement, and all other governing documents or instruments of the Company, including without limitation the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Units, including, to the extent the Subscriber has elected to be a Fully Participating Record Holder, the portion of Units the Subscriber will be purchasing that represents its Oversubscription Units.

2. Company Deliveries. On or prior to the date of the Closing (the “Closing Date”), the Company shall deliver to the Subscriber (i) a copy of this Agreement executed by the Company, (ii) an executed copy of the joinder to the Amended and Restated Loan Agreement in the form attached hereto as EXHIBIT A (the “Joinder”), (iii) an executed copy of the assignment for the assignment of the number of shares of Series A Preferred Stock being sold to Subscriber by HCP-FVA in the form attached hereto as EXHIBIT B (the “Preferred Stock Assignment”), and (iv) an acknowledgment of acceptance of the Subscription setting forth the amount of the Subscription of Units the Subscriber will be purchasing (including the portion of Secured Debt, the number of Financing Warrants and the shares of the Series A Preferred Stock that the Subscriber will receive or hold), including, to the extent the Subscriber has elected to be a Fully Participating Record Holder, the portion of Units the Subscriber will be purchasing that represents its Oversubscription Units.

3. HCP-FVA Deliveries. On or prior to the Closing Date, HCP-FVA shall deliver to the Company (i) its certificate representing the shares of Series A Preferred Stock for cancellation and reissuance by the Company, and (ii) in the event of the purchase of any Excess Units by Non-HCP Record Holders, its Financing Warrants for cancellation of a number of its Financing Warrants attributable to the Secured Debt being purchased by a Subscriber directly from HCP-FVA or being repaid by the Company with the proceeds from the Non-HCP Record Holders and reissuance by the Company of the remaining balance of its Financing Warrants. On or prior to the Closing Date, HCP-FVA shall deliver to the Subscriber (i) a copy of this Agreement executed by HCP-FVA, (ii) an executed copy of the Joinder and (iii) an executed copy of the Preferred Stock Assignment.

4. Subscriber Deliveries. On or prior to the Closing Date, the Subscriber shall deliver to the Agent (i) an executed copy of this Agreement, (ii) an executed Subscription Questionnaire, in the form attached as EXHIBIT C hereto (the “Questionnaire”), (iii) an executed copy of the Joinder, (iv) a completed Form W-9, if Subscriber is a U.S. Citizen, (v) proof of ownership of the Company’s Common Stock as of the Record Date by delivering either (x) a copy of the Subscriber’s Common Stock certificate or (y) a brokerage statement, (vi) an executed copy of the Preferred Stock Assignment and (vii) upon receiving the Company’s acknowledgment of acceptance of the Subscription, the Offering Price, payable to the Agent by either (x) wire transfer in accordance with wire instructions provided by the Company, (y) personal, cashier’s or certified check, payable to the Agent, or (z) as otherwise agreed to by the Company.

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5. Closing. A closing of the Purchase and the transactions contemplated hereby shall occur remotely via the exchange of documents and signatures once the Company and HCP-FVA determine, in their sole discretion, that subscriptions for a sufficient amount of Units has been obtained and the following conditions have been satisfied (the “Closing”):

5.1 the Subscriber has delivered all of the Subscriber’s deliverables set forth in Section 4 herein to the Agent;

5.2 the Company and HCP-FVA have accepted the Subscription, in whole or in part, and advised the Subscriber as to the amount of the Subscription of Units the Subscriber will be purchasing (including the portion of Secured Debt, the number of Financing Warrants and the shares of the Series A Preferred Stock that the Subscriber will receive or hold), including, to the extent the Subscriber has elected to be a Fully Participating Record Holder, the portion of Units the Subscriber will be purchasing that represents its Oversubscription Units; and

5.3 the Company and HCP-FVA have delivered all of the Company deliverables and the HCP-FVA deliverables set forth in Sections 2 and 3, respectively.

Promptly after the Closing, the Agent will (i) deliver to the Subscriber the Series A Preferred Stock certificates and the Financing Warrants for the shares of Series A Preferred Stock and Financing Warrants purchased by Subscriber and (ii) remit the Offering Price to the Company or HCP-FVA, as applicable.

6. Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company and HCP-FVA the following:

6.1 The information that the Subscriber has furnished herein, including without limitation the information furnished by the Subscriber on the Questionnaire, is correct and complete as of the date of this Agreement and will be correct and complete on the Closing Date, if any. Further, the Subscriber shall immediately notify the Company and HCP-FVA of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s and HCP-FVA’s acceptance of this Subscription. The representations and warranties made by the Subscriber may be fully relied upon by the Company and HCP-FVA and by any investigating party relying on them.

6.2 The Subscriber, if an entity, is, and shall at all times while it holds Units remain, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is twenty-one (21) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

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6.3 The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company and HCP-FVA, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

6.4 The Subscriber is aware that in the event that the Company raises additional capital, the Subscriber may incur a dilution of his, her or its investment in the Company.

6.5 At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company, HCP-FVA or any other person that:

a. An amount or type of gain or other consideration will be realized as a result of this investment; or

b. any cash distribution from the Company’s operations or otherwise will be made at all.

6.6 The Subscriber has received, carefully read and is familiar with the terms and provisions of this Agreement, the Amended and Restated Loan Agreement, the Certificate of Designations and the capitalization of the Company after reflecting for this offering. The Subscriber has received all information that it considers necessary or appropriate for deciding whether to purchase the Units. Subscriber and/or his, her or its advisors, who are not affiliated with and not compensated directly or indirectly by the Company, HCP-FVA or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Company and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with the Purchase.

6.7 The Subscriber understands that the Units being purchased are a speculative investment that involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Company, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Units. The Subscriber agrees and acknowledges that it has read and reviewed the Company’s Annual Report on Form 10-K of the year ended December 31, 2017 (and in particular the information contained in the section titled “Risk Factors”), filed with the Securities and Exchange Commission (the “SEC”), as well as the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, the Company’s definitive proxy statement on Schedule 14A filed with the SEC on June 5, 2018 (and in particular Proposal No. 4 therein which amends the terms of the Certificate of Designations), and the Company’s Current Reports on Form 8-K filed with the SEC on April 11, 2018, April 26, 2018 and June 25, 2018.

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6.8 The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts which, at the time when made, the Company believed to be reasonable but which may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

6.9 The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

6.10 The Subscriber has had an opportunity to ask questions of the Company, HCP-FVA and anyone acting on its or their behalf and to receive answers concerning the terms of this Agreement, the Amended and Restated Loan Agreement and the Certificate of Designations, as well as about the Company and its business generally, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

6.11 The Subscriber is an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act.

6.12 If an entity, Subscriber represents and warrants the following: (1) Subscriber’s investment in the Company represents no more than 40% of Subscriber’s total assets or committed capital; (2) Subscriber was not formed for the purpose of investing in the Company or to permit the Company to avoid classification as an investment company under the Investment Company Act of 1940; (3) the holders of equity or other beneficial interests in Subscriber are not able to decide individually whether to participate, or the extent of their participation in Subscriber’s investment in the Company; (4) to the best of Subscriber’s knowledge, Subscriber does not control, is not under common control with, or controlled by, any other investor in the Company; and (5) no persons other than Subscriber will have a beneficial interest in the Units to be acquired hereunder (other than as a shareholder, partner or other beneficial owner of an equity interest in Subscriber). Subscriber agrees that at all times prior to ceasing to be an investor in the Company, Subscriber will notify the Company and HCP-FVA of any change that would make the representations set forth in the prior sentence inaccurate or untrue or any change in the information provided to the Company and HCP-FVA by Subscriber.

6.13 The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Units (including the shares of Series A Preferred Stock and the Financing Warrants comprising such Units) offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Units, or has recommended or endorsed the Units, and that the Units (including the shares of Series A Preferred Stock and the Financing Warrants comprising such Units) have not been registered or qualified under the Securities Act or any state securities laws, in reliance upon exemptions from registration thereunder. The Units (including the shares of Series A Preferred Stock and the Financing Warrants comprising such Units) may not be resold, transferred, assigned or otherwise disposed of unless they are registered under the Securities Act or an exemption from registration is available, and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws and under the Company’s governing documents.

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6.14 The Subscriber understands the exemption under Rule 144 promulgated under the Securities Act may not be available because of the conditions and limitations of such rule, that the Company has no obligation to make available such exemption or otherwise file a registration statement with the SEC relating to the resale of the Financing Warrants, the Series A Preferred Stock or any Common Stock issuable upon the exercise or conversion of the Financing Warrants or the Series A Preferred Stock. The Subscriber understands that there are substantial restrictions on the transferability of the Units (including the shares of Series A Preferred Stock and the Financing Warrants comprising such Units or the Common Stock issuable upon conversion or exercise of the Series A Preferred Stock or the Financing Warrants) and that there is no public market for the Units, and none is expected to develop in the near future. Consequently, the Subscriber understands that it must bear the economic risk of this investment for an indefinite period of time, and that it may not be possible for the Subscriber to liquidate readily any investment in the Units, if at all.

6.15 The Subscriber is subscribing for and purchasing the Units without being furnished any offering literature, other than this Agreement, the Amended and Restated Loan Agreement, the Certificate of Designations, the description of the terms of the Series A Preferred Stock as set forth under the heading “Description of Securities” in the Company’s proxy statement on Schedule 14A, filed with the SEC on June 5, 2018, the Company’s periodic reports and other filings made with the SEC as set forth in Section 6.7 hereof, and such other related documents, agreements or instruments attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company, HCP-FVA or their respective agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any investigation made by the Subscriber or Subscriber’s advisors. At no time was the Subscriber presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in a newspaper, magazine or similar media, or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6.16 The Subscriber is currently a bona fide resident of the state set forth in the current address provided to the Company, and the address and Social Security Number or federal tax identification number set forth in the Questionnaire are true and correct. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

6.17 The Subscriber is subscribing for and purchasing the Units solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Units, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Units, and the Subscriber has no plans to enter into any such agreement or arrangement.

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6.18 If the Subscriber is a Georgia resident, Subscriber acknowledges the Units have been issued or sold in reliance on Paragraph (13) of Code Section 10-5-9 of the “Georgia Securities Act of 1973” and may not be sold or transferred except in a transaction which is exempt under such act or pursuant to an effective registration under such act.

6.19 If the Subscriber is a Florida resident, Subscriber acknowledges that Units have not been registered under the Florida Securities Act, and may not be sold or transferred except in a transaction which is exempt under such act or pursuant to an effective registration under such act. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if Subscriber is a Florida resident, Subscriber may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to certain prescribed materials that the Company can obtain without unreasonable effort or expense.

6.20 Subscriber acknowledges that it will be purchasing the portion of Units consisting of shares of Series A Preferred Stock directly from HCP-FVA. Subscriber acknowledges that (a) HCP-FVA may now possess and may hereafter possess certain non-public information concerning the Company, its subsidiaries and/or the Units, including the shares of Series A Preferred Stock and Financing Warrants comprising such Units and the shares of Common Stock issuable upon the conversion or exercise of such securities, as applicable (the “Unit Components”), that may or may not be independently known to Subscriber (the “Non-Public Information”) which may constitute material information with respect to the foregoing, (b) Subscriber has declined and does hereby decline to receive the Non-Public Information, (c) Subscriber has had an opportunity to ask questions of, and receive answers from, management of the Company regarding the Company, its subsidiaries, the Units and the Unit Components and has had full access to information concerning the Company as it has requested from the Company and (d) HCP-FVA is relying on this Agreement and this representation and would not enter into a transaction to sell the shares of Series A Preferred Stock of the Company (and any portion of the Secured Debt it may sell to the Subscriber in the event of an Oversubscription) to Subscriber absent this Agreement and, in particular, this representation. Subscriber agrees to purchase the portion of the Units consisting of Series A Preferred Stock of the Company (and any portion of the Secured Debt it may purchase from HCP-FVA in the event of an Oversubscription) notwithstanding that Non-Public Information exists and HCP-FVA has not disclosed any Non-Public Information to Subscriber. Subscriber is in possession of all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and purchase the Units. Subscriber acknowledges and agrees that the Per Unit Price is a fair price. Subscriber acknowledges that any future sale of shares of the capital stock by the Company could be at a discount to the per Unit price component of the Series A Preferred Stock. Subscriber acknowledges that HCP-FVA has not made any representations regarding the business, management, financial affairs or prospects of the Company or any of its subsidiaries, nor has the Subscriber relied on any representation or statement of HCP-FVA, other than those set forth in Section 8 of this Agreement, in making its investment decision to buy the Units. Subscriber has evaluated the merits and risks of the purchase of the Units based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary, and accordingly Subscriber has made its own decision concerning such purchase without reliance on any representation or warranty of, or advice from, HCP-FVA.

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6.21 Subscriber acknowledges that the Financing Warrants they are receiving will not contain a cashless exercise provision and that the Company may require the Subscriber to exercise their Financing Warrants for cash upon 10 days’ notice.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber as follows:

7.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own its properties and to carry on its business as conducted.

7.2 The Company has the requisite power and authority to deliver this Agreement, perform its obligations herein and consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Subscriber and HCP-FVA, is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

7.3 The execution, delivery and performance of this Agreement do not and will not, with or without the giving of notice, the lapse of time or both (i) materially conflict with, materially violate or result in a material breach of or material default under any of the terms, conditions or provisions of, or result in or constitute a ground for termination, cancellation, modification of or acceleration of any obligations under, any contract or other instrument to which the Company is a party or by which Company may be bound, or (ii) to the Company’s knowledge, violate any law, or any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any governmental authority or which requires the consent, approval or authorization of any governmental authority.

7.4 All actions, agreements, understandings, certificates or other acts or documents necessary to provide the Company with the requisite power and authority to materially carry out the purpose of the Company have been completed or will be completed in a timely fashion.

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7.5 All issued and outstanding capital securities of the Company and each of its subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all liens other than those in favor of HCP-FVA, as collateral agent under the Amended and Restated Loan Agreement, and such securities were issued in substantial compliance with all applicable state and federal laws concerning the issuance of securities. Schedule A hereto sets forth all issued and outstanding capital securities of the Company and each of its subsidiaries, and their ownership, as of the date of this Agreement. As of the date hereof, except for (x) HCP-FVA’s Financing Warrants, the Loan & Backstop Warrants (as defined in the Amended and Restated Loan Agreement) and the Series A Preferred Stock, (y) options to purchase Common Stock issued pursuant to any equity compensation plan, benefit plan or compensation program approved by the Board of Directors of the Company, and (z) with respect to the Financing (as defined in the Amended and Restated Loan Agreement), there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any capital securities of the Company or any of its subsidiaries.

7.6 Unless otherwise modified in this Agreement, all representations and warranties of the Company made as of February 23, 2018 in the Amended and Restated Loan Agreement shall be true and correct in all material respects as of the Closing.

8. Representations and Warranties of HCP-FVA. HCP-FVA hereby represents and warrants to the Subscriber as follows:

8.1 HCP-FVA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own its properties and to carry on its business as conducted.

8.2 HCP-FVA has the requisite power and authority to deliver this Agreement, perform its obligations herein and consummate the transactions contemplated hereby. HCP-FVA has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Subscriber and the Company, is a legal, valid and binding obligation of HCP-FVA enforceable against HCP-FVA in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

8.3 HCP-FVA owns its shares of Series A Preferred Stock and its Financing Warrants free and clear of any restrictions on transfer.

8.4 No Additional Representations. Except for the representations and warranties made by HCP-FVA in this Section 8, neither HCP-FVA nor any of its affiliates makes any express or implied representation or warranty with respect to the Company or any of its subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or with respect to the Units or the Unit Components, and HCP-FVA hereby disclaims any such other representations or warranties.

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9. Subsequent Sales or Transfers; Additional Net Operating Loss Requirements.

9.1 Subject to the provisions of the Company’s governing documents, the Subscriber acknowledges and agrees that if any Units (or the components of the Units) in the Company become available for resale or transfer, neither the Company nor any other person shall be obligated to offer the same to the Subscriber, and such available Units (or the components of the Units) may be resold or transferred, subject to compliance with any agreements to which such Units (or the components of the Units) may be subject and all applicable state and federal laws.

9.2 As discussed above, the Company has reviewed with its tax advisors the potential of the Offering triggering an ownership change under Section 382 of the Internal Revenue Code. Given the significance of the net operating loss asset, as part of this Offering, the following additional restrictions will apply to ensure that a net ownership change does not occur in the three years subsequent to the Closing of this Offering.

a. HCP-FVA will not transfer additional shares of Series A Preferred Stock for the three year period subsequent to the Closing without the consent of the Company, other than transfers to affiliated parties of HCP-FVA.

b. Any Record Holder (other than HCP-FVA) who is currently or will become as a result of the Offering the beneficial owner of 5% or more of the Company’s Common Stock or Series A Preferred Stock will not acquire additional shares of Common Stock or Series A Preferred Stock without the consent of the Company. To effectuate the foregoing on or prior to the Closing, the Company will adopt a Protective Amendment to the Company’s Certificate of Incorporation to restrict transfers of the Company’s Common Stock (subject to stockholder approval) and a Tax Benefit Preservation Plan.

10. Indemnity; Release. The Subscriber acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in this Agreement, and knowing this, the Subscriber hereby indemnifies and holds harmless the Company, HCP-FVA and each of their respective officers, directors, managers, stockholders, partners, members, agents, counsel, servants, employees, affiliates, parent companies, subsidiaries, heirs, personal and legal representatives and administrators, successors and assigns from, of and against any and all loss, costs, claims, expenses and damages (including reasonable attorneys’ fees and court costs incurred), or liability due, which any one of them may incur by reason of failure of the Subscriber to fulfill any of the terms or conditions of this Agreement or arising out of or by reason of any representation or warranty of the Subscriber, or any breach thereof, whether contained in this Agreement or elsewhere. The Subscriber does for itself and its respective affiliates, successors and/or assigns, hereby irrevocably and forever release, discharge and waive any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, or damages of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against HCP-FVA or any of its affiliates, including, without limitation, any and all of their present and/or past directors, officers, members, managers, partners, employees, fiduciaries or agents, and their respective successors and assigns, which are based upon, arise from or in any way relate to or involve, directly or indirectly, the existence or substance of the Non-Public Information or the fact that the Non-Public Information has not been disclosed to Subscriber.

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11. Acceptance of Subscription; Refund on Termination. The Company and HCP-FVA shall have the right, in their sole and absolute discretion, to accept or reject this Subscription, in whole or in part. To the extent that this Subscription is rejected in part, all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate. The Subscriber hereby acknowledges that the Company’s and HCP-FVA’s obligations pursuant to this Agreement and in connection with the Subscription are subject to receipt by the Agent of the Offering Price by no later than 5:00 p.m., New York City time, on September 25, 2018.

12. Irrevocable Subscription. Subject to the provisions of the Company’s governing documents, Subscriber understands that this Subscription is irrevocable, except as otherwise provided in any applicable federal or state law governing this Agreement and the transactions contemplated herein.

13. Confidentiality. The Subscriber acknowledges that the information contained herein contains confidential non-public information, and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information which (a) is part of the public knowledge or literature publicly accessible on the date hereof; (b) becomes part of the public knowledge or literature and publicly accessible by publication (except as a result of a breach of this provision); (c) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements, including, without limitation, any subscription agreement they may have entered into with the Company); or (d) is required to be disclosed by law.

14. Understandings and Agreements. The Subscriber and any subsequent transferees hereby agree that, in connection with any registration of the Company’s securities with the SEC, if so requested by the Company or any managing underwriter in connection with such registration, the Subscriber or any transferee of the Subscriber shall agree in writing not to sell, assign, convey or otherwise transfer any of the Company’s securities during the period specified by the Company’s directors at the request of such managing underwriter, with such period not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

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15. Miscellaneous Provisions.

15.1 All notice, consent or other communication required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt when sent by electronic mail or facsimile, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to the respective party, if to the Company at 823 Congress Ave., Suite 1300, Austin, TX 78701 with a copy to Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, NY 10019, Attention: Kenneth Schlesinger, if to HCP-FVA at c/o Hale Capital Partners, LP, 17 State Street, Suite 3230, New York, NY 10004 with a copy to Greenberg Traurig, P.A., 401 E. Las Olas Boulevard, Suite 2000, Fort Lauderdale, FL 33301, Attention: Mathew B. Hoffman, and if to the Subscriber at the address set forth on the signature page hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

15.2 This Agreement and the Subscriber’s right to purchase any Units in the Offering will terminate and be of no further force and effect if the Agent is not in receipt of the Offering Price by no later than 5:00 p.m., New York City time, on September 25, 2018.

15.3 Neither this Agreement, nor the rights, obligations or interests of the Subscriber may be assigned without the prior written consent of the Company and HCP-FVA.

15.4 Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

15.5 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15.6 This Agreement shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE COMPANY OR HCP-FVA FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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15.7 This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including without limitation the Amended and Restated Loan Agreement and the exhibits and schedules attached thereto) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company and HCP-FVA with regard to the matters set forth herein.

15.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.9 The titles and subtitles used in this Agreement are used for convenience and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

[Signature page follows]

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), has hereby executed and delivered this Agreement as of the ____ day of _____________, 2018.

SUBSCRIBER:

By:
Name:
Title:

Address:

Telephone:

(A) Number of Shares Owned as of Record Date[5]:	__________ (A)
(B) Adjusted Pre-Offering Percentage:
(C) Subscriber’s Pro Rata Portion of Units prior to Oversubscription:	(C)

Number of Units Subscriber is Subscribing For Prior to Oversubscription[6]:	_______________

Please indicate by checkmark whether the Subscriber wishes to purchase Oversubscription Units: ☐

5 The Record Date is November 17, 2017.

6 The number of Units the Subscriber is subscribing for must be equal to or less than the Subscriber’s pro rata portion set forth in line (C).

[Signature Page to Subscription Agreement]

AGREED AND ACCEPTED:

FALCONSTOR SOFTWARE, INC.

By:
	Name:	Bard Wolfe
	Title:	Chief Financial Officer

HCP-FVA, LLC

By:	Hale Capital Partners, LP

By:
	Name:	Martin Hale, Jr.
	Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

Schedule A

Capitalization

FalconStor Software, Inc.

Authorized Common Stock - 800,000,000, par value $0.001 per share

Authorized Preferred Stock - 2,000,000, par value $0.001 per share

Issued Common Stock – 97,937,491 shares

Issued Preferred Stock - Series A Preferred Stock - 900,000 shares; 1,100,000 shares designated

Warrants to Purchase – 368,533,630 shares

The Company also has adopted the 2018 Incentive Stock Plan whereby it has reserved for issuance 19.9% of the Company’s outstanding stock on a fully-diluted basis after taking into account the sale of the Units in this offering.

FalconStor, Inc.

Authorized Common Stock - 1,000 shares, par value $0.001 per share

Issued Common Stock – 1,000 shares issued to FalconStor Software, Inc.

FalconStor AC, Inc.

Authorized Common Stock - 1,000 shares, par value $0.01 per share

Issued Common Stock - 1,000 shares issued to FalconStor Software, Inc.